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                                  EXHIBIT 99.4

                              PRESS RELEASE ISSUED

                                       ON

                                  MAY 23, 1996





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           Stockholders                 Michael Rubin
           Approve                      Executive
Subject:   Transaction       Contact:   Vice President   Release:   May 23, 1996
           -----------                  --------------              ------------


                 Great Neck, New York - May 23, 1996 - Hudson General
            Corporation ("Hudson General") announced today that its stockholders have approved the previously announced transaction pursuant to which Lufthansa Airport and Ground Services GmbH ("LAGS") will acquire a 26% interest in Hudson General LLC, a newly-formed Hudson General subsidiary which will conduct Hudson General's aviation services business. LAGS, a wholly-owned subsidiary of Deutsche Lufthansa AG, also will receive an option, exercisable until October 1, 2000, to increase its interest in Hudson General LLC from 26% up to a maximum of approximately 49%. It is anticipated that the transaction will close shortly.

                 Hudson General's stockholders voted on the transaction at a
            Special Meeting of Stockholders held this afternoon.

                 Hudson General Corporation shares are traded on the American
            Stock Exchange under the ticker symbol HGC.





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